Exhibit 10.8

Sales Contract

Order Number: Sales Contract No.:

supplier		buyer
name of organization		name of organization
address		address
Supplier agent	telephone	buyer agent	telephone
E-mail	portraiture	E-mail	portraiture
bank of deposit	duty paragraph	bank of deposit	duty paragraph
bank account	Unit telephone	bank account	Unit telephone
Contract signature	date of signing	Contract signature	date of signing

type of service	Total contract amount (RMB) (tax-inclusive)	Estimated weight (t.)	All to the date of payment	The latest delivery time	Delivery method	Cost description	mode of payment	Deposit amount (RMB)	Deposit payment date
Underpayment business
Total contract amount is in words (RMB):					delivery point:
Details of goods

order number	name of a part	specifications	the name of a shop	steel mill	Unit price (RMB / ton) (including 13% tax rate)	Measurement method	quantity	Weight (ton)	Total amount (RMB) (tax included)

amount to:
remarks:

terms of the contract

Article 1. Supply conditions

The contract delivery quantity shall be subject to the actual quantity issued by the supplier. The payment for goods shall be settled by the actual shipment, and the amount shall be returned more or less, and the supply and demand parties shall complete the reconciliation within 7 days after the buyer receives the goods. If the buyer fails to pay the payment in full, the ownership of the subject matter belongs to the Supplier.

If the business type is cash spot business, after signing this contract, the buyer shall unconditionally pay the full payment of the contract before the supplier delivers the goods. If the business type is the arrear business, the buyer shall unconditionally pay the total contract amount or unconditionally pay the payment before the full payment date agreed above, and the buyer shall not refuse to pay or delay the payment time for the reasons of product quality objection. If the business type is payment to unloading business, the supplier shall deliver the goods to the delivery place, and the buyer shall unconditionally pay the payment and pay the full amount before the unloading. Within two hours after the arrival of the goods, the buyer failed to pay full payment, refused to receive the goods, or not to the buyer, the supplier has the right to directly the goods back, the buyer shall bear all the cost of transportation loss (including but not limited to transportation costs, storage costs), storage cost additional costs such as reference press the fare processing.

Article 2 Delivery mode and requirements

When the way of delivery is self-pickup, the buyer shall issue a self-withdrawal power of attorney. The self-withdrawing power of attorney submitted through the buyers account and the self-withdrawing power of attorney sealed by the buyer have the same legal effect, and the buyer shall approve all the matters recorded in the above two self-withdrawing power of attorney. In addition, the buyer shall complete the delivery before the latest delivery time, otherwise, all risks caused by the overdue delivery shall be borne by the buyer, including but not limited to the damage and loss of the goods, changes in the price of the goods.

When the delivery method is the supplier, the buyer shall pay the relevant expenses according to the actual transportation and miscellaneous expenses. If the transportation inconvenience is caused by force majeure weather, road (with evidence), resulting in obstructed delivery, it shall be settled by both parties through negotiation.

Article 3 Goods receipt and handling of quality objections

The quality standard of goods shall be implemented according to the standards of steel mills or national standards, and the higher standard shall prevail. If the products delivered by the Supplier are within the scope of the above specifications, the products shall be deemed to be qualified.

After the goods are delivered, the supplier (or the carrier) shall notify the buyers contact person (or the designated consignee) as agreed in the contract to receive the goods. The buyer shall check and accept the apparent quality of the goods (such as the manufacturer, appearance, brand, variety, specification, model, quantity and weight) within 2 hours after the goods reach the place designated by the buyer, If the buyer considers that there is any objection to the apparent quality of the goods, the goods sealed shall not change the original condition, And notify the supplier contact person agreed in the contract within 2 hours after the arrival of the goods, The Supplier Contact shall arrive at the buyer within 48 hours after receiving the notice and propose the treatment plan, If the two parties fail to reach a consensus on the treatment plan, The supplier promises to return the part of the quality conforming to the agreed standard, The buyer shall go through the return procedures and assist in the return, Otherwise, the buyer shall be deemed to accept the goods and shall be deemed to be qualified. If there is no apparent quality objection of the goods, the buyer shall complete the signing procedures according to the contract requirements within 2 hours after the arrival of the goods, otherwise, the buyer shall be deemed to have breached the contract and bear all the losses. If the supplier delivers the goods in advance before the last delivery date of the contract, the buyer shall also make the corresponding advance payment for the same days before the full payment date of the contract.

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Sales Contract

Order Number: Sales Contract No.:

supplier				buyer
name of organization				name of organization
address				address
Supplier agent		telephone		buyer agent				telephone
E-mail		portraiture		E-mail				portraiture
bank of deposit		duty paragraph		bank of deposit				duty paragraph
bank account		Unit telephone		bank account				Unit telephone
Contract signature		date of signing		Contract signature				date of signing
type of service	Total contract amount (RMB) (tax-inclusive)	Estimated weight (t.)	All to the date of payment	The latest delivery time	Delivery method	Cost description	mode of payment	Deposit amount (RMB)	Deposit payment date
Underpayment business
Total contract amount is in words (RMB):					delivery point:

If the buyer raises any objection to the material of the goods, the buyer shall submit the written form to the supplier within 7 days after the arrival of the goods, and jointly entrust a third party testing institution to issue a formal goods testing report, and the goods testing expenses shall be borne by the supplier. If the third party passes the test, the test fee shall be paid by the buyer. The supplier promises to return the part of the quality conforming to the agreed standard. If the goods have been used or no objection has been raised within the time limit, they shall be deemed qualified. Where the execution of the special contract, the buyer promises to the execution of the content of the special price, do not mention the quality of the special product objection.

Article 4. Method of payment

Payment methods include cash, bank transfer, and some e-bank acceptance bills (due acceptance bills promised by the six major banks in China, 12 national joint-stock commercial banks, Bank of Shanghai, Bank of Beijing, Bank of Nanjing, and Bank of Jiangsu). As for the receipt of the acceptance bill, the buyer shall inform the supplier in advance, and the receipt shall be subject to the basis provided by the supplier. If the buyer pays by the bank acceptance bill approved by the supplier, all bank fees incurred shall be borne by the buyer. If the buyer delays in making the payment, the new price shall be applied in case of the price increase; if the price drops, the original price shall be applied. If the buyer pays the bills such as draft or check, it shall give the corresponding bills to the personnel of the supplier holding the original power of attorney with the official seal of the supplier, otherwise the buyer shall be deemed to have made the payment.

Article 5 Settlement and invoicing

The name of the settlement unit of the buyer shall be the same as the name of the contract signing unit. The bank accounts involved in the transaction process are all the company account, and business transactions through the personal account are prohibited. The account information of the supplier agreed herein is the only account for the buyer to pay. The Supplier does not authorize any unit or individual other than the Supplier to collect the payment on its behalf, and the buyer shall carefully check the account information of the supplier before payment. After delivery, the supplier shall issue a VAT invoice with the same amount to the buyer to the buyer 17 natural days (the invoice date required by the buyer). Carefully check the suppliers account information

If the buyer fails to pay the payment to the account designated by the supplier, the buyer shall be deemed to fail to fulfill the payment obligation.

Page 1 / 2 pages of 2

Article 6 Liability for breach of contract

(I) The buyer is clearly aware that the supplier is mainly engaged in the operation and service of the bulk commodity supply chain business, The operation characteristic of supply chain business is that goods procurement, processing, transportation, sales and other links are interlinked and need to be continuously uninterrupted, If the buyer is the purchasing user of the goods, Failure to pay the goods on time will directly cause the supplier to purchase other supply chain business goods, Processing and production gap gear, Leading to the damage to the expected interests of other supply chain businesses of the supplier, The buyer clearly known at the time of signing this Contract, And undertakes to voluntarily bear the losses of the suppliers other supply chain business operations, The loss calculation standard shall be calculated according to the total overdue amount per day as confirmed by both parties, And the supplier has the right to stop the supply. If the lawsuit is involved, the supplier does not need to prove it again.

(2) If the business type is the unloading business, the buyer has the right to terminate the contract, the buyer shall pay the supplier liquidated damages at the rate of the 20% of the total contract amount for the buyer within two hours of the delivery; 2. If the buyer discharges the goods before the payment is paid.

(3) All expenses paid by the supplier (including but not limited to case acceptance fees, property preservation fees, property preservation fees, insurance letter of guarantee fees, attorneys fees, investigation fees, travel expenses, etc.) shall be borne by the buyer.

Article 7 Real-name authentication

In order to ensure the transaction security of the supply and demand parties, the buyer shall conduct real-name authentication according to the transaction rules of Legang network and issue a written letter of attorney. If the invoice under the transaction contract cannot be issued in time due to the failure of timely real-name authentication, the buyer shall bear the corresponding responsibilities.

Article 8 Signing and Effectiveness of contracts

(I) The contract has been reviewed and confirmed by the buyer. If the business type is cash business, the buyer chooses "Confirmation Contract" on the supplier, "Legang Network", and then the contract relationship between the two parties shall be deemed to be effective. If the business type is arrears business and the payment to unloading business, the buyer chooses "Confirmation Contract" in the supplier "Lang Network" shall be deemed that the contractual relationship between the two parties is established, and the contract shall come into force after being signed or sealed by the representatives of both parties. Both parties confirm that the scanned copies of this Contract and the relevant documents related to the performance of the Contract including the supplementary agreement, the goods receipt certificate, the statement and relevant documents are valid, and the faxed copies of the documents have the same legal effect as the original. The fax number designated by the supplier is 021-56391811, and the email address designated by the supplier is 1g_hetong@lg-steel.com. Both parties confirm that the electronic data designated by both representatives in the chat records of the "WeChat Group" certified by the parties shall be regarded as part of this Contract and shall have the same legal effect as the terms of this Contract. Except for the wechat group mentioned above, the electronic data of the authorized representatives of both parties have nothing to do with this Contract. Any content of this contract shall not have legal effect without the confirmation of the WeChatB 1 group of the above enterprises.

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Sales Contract

Order Number: Sales Contract No.:

supplier				buyer
name of organization				name of organization
address
Supplier agent		telephone		buyer agent				telephone
E-mail		portraiture		E-mail				portraiture
bank of deposit		duty paragraph		bank of deposit				duty paragraph
bank account		Unit telephone		bank account				Unit telephone
Contract signature		date of signing		Contract signature				date of signing
type of service	Total contract amount (RMB) (tax-inclusive)	Estimated weight (t.)	All to the date of payment	The latest delivery time	Delivery method	Cost description	mode of payment	Deposit amount (RMB)	Deposit payment date
Underpayment business
Total contract amount is in words (RMB):					delivery point:

(Ii) The handwritten terms of this contract without the seal of both parties are invalid. The Suppliers agent is only the contract agent (not the full representative), and any change or confirmation during the performance of the Contract must be handled by the Supplier

It shall be valid only the confirmation.

(3) If the agent of either party changes, it shall notify the other party in writing with the official seal one month in advance, and the notice shall be mailed to the mailing address agreed by both parties. Supplier mailing address: No.288, Jinle Road, Baoshan District, Shanghai. The change of the agent shall not affect the execution of the contract that has been traded. The party receiving the change notice shall be deemed as the successful change of the agent after confirmation by the enterprise WeChat group certified by "Lego Shares". The new contract is subject to the new agent.

Article 9 Confirmation of the address of document service

The buyer confirms that the contact address recorded in the contract shall be the service address of the arbitration / litigation involved in the dispute under this Contract, and the arbitration / litigation documents shall include but not limited to summons, notice of hearing, written judgment, written order, conciliation statement, notice of performance within a time limit, etc. The above service agreement shall apply to all stages of first instance, second instance, retrial and execution of arbitration and litigation proceedings. For the above address of service, the court service may be served directly by mail. Service of the above mailing address shall be deemed valid on the third day after the date of express delivery. The guarantor shall ensure the authenticity and validity of the address, contact information and other information recorded in this contract. In the case of current return, rejection, unknown address, the buyer shall bear the legal consequences arising therefrom.

Article 10. Dispute settlement

All disputes arising from the performance of this Contract shall be settled through friendly negotiation between both parties. If the negotiation fails, the lawsuit shall be settled by the Peoples Court of Baoshan District, Shanghai, where the contract is signed. Article 11

If you need to sign or communicate in different places, the electronic data such as WeChat chat records and certified email exchanges between the designated contacts of both parties shall have the same legal effect as this Contract.

Confirmation of goods

(Contract No.:, Order No.:)

Our company ("us") signed the "Sales Contract" (hereinafter referred to as "Master Contract" contract No.: Order No.: The agreed delivery method is self-pickup.

Now our company confirms that we will arrange the vehicles and personnel to pick up the goods at the location.

Goods information

order number	name of a part	Weight (ton)	Unit price (RMB / ton) (including 13% tax rate)	Total price (RMB) (including 13% tax rate)

amount to:

Our company promises:

1, our company before issuing the confirmation to verify the warehouse goods in the warehouse and can normally extract the goods, we agree to LeGang company after receiving the confirmation as the ownership of the goods transferred to our complete delivery obligations, the damage and loss of the goods risk since the date of the confirmation issued by transfer to our company. Since the goods are actually not kept by your company, our company has made detailed and prudent verification before issuing the self-withdrawal confirmation to ensure that there is no risk of the goods. If the goods involve ownership disputes, it has nothing to do with your company, and all responsibilities and legal consequences shall be borne by our company.

2. Our company is responsible for the authenticity of the behavior of arranging vehicles and personnel to pick up the goods. If there is no inconsistency with the information of the vehicle and the delivery person recorded in the warehouse where the goods are located, the actual record of the goods warehouse shall prevail.

3. The company will complete the delivery and acceptance of the goods within 7 natural days from the date of issuing the confirmation letter. If there is no objection within 7 natural days, the goods delivered by LG will be qualified. Our company will not raise any quantity and quality objection to the Lego Company on the goods.

. Settlement shall be made according to the name, specification, unit price, quantity, weight, total price and origin of the goods shown in this self-lift confirmation letter. We show it on the master contract

Pay the full amount on the confirmation to the company before the date of payment.

5. If there is no clarity in this confirmation, the master contract shall prevail.

Buyer:

Date: